Exhibit 99.1
Cyberkinetics Neurotechnology Systems, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of December 31, 2005

			Pro Forma
	Historical	Historical	Adjustments			Pro Forma
	Cyberkinetics	Andara	(See Note 2)			Combined
Current assets:
Cash and cash equivalents	$11,346,372	$210	$—			$11,346,582
Other assets	1,051,038	4,948	—			1,055,986

Total current assets	12,397,410	5,158	—			12,402,568
Property and Equipment, net	619,433	2,152				621,585
Intangible assets, net	114,071	—	1,922,686	d	)	2,036,757
Deposits and other assets	140,447	—	(14,916)	b	)	125,531
Goodwill	94,027	—	—			94,027

Total assets	$13,365,388	$7,310	$1,907,770			$15,280,468

Current liabilities:
Accounts payable	$474,398	$331,957	$—			$806,355
Accrued expenses	936,202	169,916	(169,916)	a	)	1,111,137
			174,935	b	)

Current portion of capital lease obligations	274,489	—	—			274,489
Current portion of Notes Payable	473,721	540,540	(540,540)	a	)	473,721
Accrued interest to Related parties	—	4,444	(4,444)	a	)	—

Total current liabilities	2,158,810	1,046,857	(539,965)			2,665,702

Capital lease obligations, less current portion	338,048	—	—			338,048
Line of credit, less current portion	2,526,279	—	—			2,526,279

Total long-term liabilities	2,864,327	—	—			2,864,327
Commitments
Stockholders’ equity(deficit):
Common stock	27,158	4,275	1,796	a	)	30,188
			3,030	b	)
			(6,071)	c	)
Additional paid-in capital	31,112,108	89,200	713,104	a	)	34,021,165
			2,909,057	b	)
			(802,304)	c	)
Common stock in escrow	(13,000)	—	—			(13,000)
Deferred compensation	(786,364)	—	—			(786,364)
Accumulated deficit	(21,997,651)	(1,133,022)	1,133,022	c	)	(23,501,550)
			(1,503,899)	e	)

Total stockholders’ equity (deficit)	8,342,251	(1,039,547)	2,447,735			9,750,439

Total liabilities and stockholders’ equity	$13,365,388	$7,310	$1,907,770			$15,280,468

See Accompanying Notes to Unaudited Consolidated Condensed Pro Forma Financial Information

Cyberkinetics Neurotechnology Systems, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year ended December 31, 2005

			Pro Forma
	Historical	Historical	Adjustments			Pro Forma
Statement of Operations	Cyberkinetics	Andara	(See Note 2)			Combined
Revenues:
Product sales	$778,566	$—	$—			$778,566
Grant income	280,217	—	—			280,217

Total revenues	1,058,783	—	—			1,058,783
Operating expenses:
Cost of product sales	187,877	—	—			187,877
Research and development	5,587,375	716,068	242,116	f	)	6,545,559
Sales and marketing	331,094		—			331,094
General and administrative	4,049,796	412,361	—			4,462,157

Total operating expenses	10,156,142	1,128,429	242,116			11,526,687

Operating loss	(9,097,359)	(1,128,429)	(242,116)			(10,467,904)
Other income (expense):
Interest income	177,698	—	—			177,698
Interest expense	(406,204)	(4,444)	—			(410,648)
Other expense		(149)	—			(149)

Other income (expense), net	(228,506)	(4,593)	—			(233,099)

Net loss	(9,325,865)	(1,133,022)	(242,116)			(10,701,003)

Net loss attributable to common stockholders	(9,325,865)	(1,133,022)	(242,116)			(10,701,003)

Basic and diluted net loss attributable to common stockholders per common share	(0.51)		(0.12)			(0.52)

Shares used in computing basic and diluted net loss attributable to common stockholders per common share	18,386,809		2,030,845	g	)	20,417,654
See Accompanying Notes to Unaudited Consolidated Condensed Pro Forma Financial Information

Notes to Unaudited Consolidated Condensed Pro Forma Financial Information
(1) Description of the Transaction
     Pursuant to an Agreement and Plan of Merger dated February 14, 2006 (the “Andara Merger Agreement”), among Cyberkinetics Neurotechnology Systems, Inc. (“Cyberkinetics” or the “Company”), Andara and Andara Acquisition Corp., a wholly owned subsidy of the Company, (“Acquisition”), on the filing of a Certificate of Merger in the State of Delaware and Articles of Merger in the State of Indiana, Acquisition merged with and into Andara and all of the issued and outstanding capital stock of Andara was exchanged for an aggregate of 3,029,801 shares of common stock, $0.001 par value per share (“Common Stock”) of the Company, of which 993,377 shares of Common Stock were issued pursuant to a restricted stock award and subject to forfeiture (“Restricted Stock”). The Restricted Stock is subject to forfeiture if certain specific milestones are not achieved by the surviving corporation within thirty-six (36) months of the Merger. Andara was the surviving corporation in the Merger and became a wholly-owned subsidiary of Cyberkinetics. As the restricted stock is considered contingent consideration, only the 2,036,424 shares of unrestricted common stock (3,029,801 issued less 993,377 restricted shares) has been included as part of the aggregate purchase price calculation.
     The total consideration of $3,102,000 consisted of $2,912,000 of unrestricted Cyberkinetics common stock and approximately $190,000 in transaction costs which primarily consisted of fees paid for legal and accounting services. In exchange for all the issued and outstanding capital stock of Andara, Cyberkinetics issued an aggregate of 3,029,801 shares of common stock. The amount of consideration paid by Cyberkinetics was determined through arms-length negotiation between Cyberkinetics and Andara. There was no material pre-existing relationship between Andara or its stockholders and Cyberkinetics or any of its affiliates, directors or officers, or any associate of a director or officer of Cyberkinetics.
(2) Pro Forma Adjustments
     The following unaudited adjusted pro forma condensed consolidated balance sheet as of December 31, 2005 and the unaudited adjusted pro forma condensed consolidated statement of operations for the year ended December 31, 2005 include the effect of the acquisition, as if the acquisition had occurred on December 31, 2005 for balance sheet purposes and January 1, 2005, for statement of operations purposes after giving effect to certain adjustments which include the following:
a)	To convert the Andara accrued compensation and Note payable to Equity immediately prior to the acquisition.

b)	To record the total consideration for the acquisition of Andara including the issuance of 3,029,801 shares of $0.001 par value common stock and the direct acquisition costs.

c)	To record the cancellation of the Andara common stock and other equity prior to the acquisition.

d)	To record the fair value of the identifiable intangible assets (See Note 3).

e)	To record the fair value of the in-process research and development. This expense has not been reflected in the unaudited pro forma condensed consolidated statement of operations because while it is a cost attributable to the transaction, it will not have a continuing impact on the consolidated results of operations.

f)	To record the incremental intangible amortization as a result of the acquisition of purchased intangibles. The intangibles are being amortized over a period of five years.

g)	To adjust the weighted average shares outstanding assuming the 2,030,845 shares of unrestricted common stock issued in exchange for assets of Andara were outstanding from the beginning of the period, January 1, 2005.

(3) Purchase Price Allocation
     Pursuant to SFAS No 141 Business Combinations and EITF Issue No 98-3 Determining whether a Non-monetary Transaction Involves Receipt of Productive Assets or of a Business, the Company determined that this transaction does not constitute a business combination and accordingly, has accounted for it as an asset purchase. The accounting for the transaction is similar to purchase accounting under SFAS No 141, except that goodwill is not recorded. Cyberkinetics is in the process of obtaining a third party valuation of the intangible assets and therefore the allocation of the purchase price is still subject to adjustment.
The net assets acquired at February 14, 2006 consist of the following:

Property and Equipment	$2,012
Intangible assets
Non—competition agreements (estimated useful lives of 3 years)	213,632
Developed technology (estimated useful lives of 10 years)	1,709,054
Acquired in process research and development	1,602,238
Current Liabilities	(425,000)

Net assets acquired	$3,101,936
Of the $3,524,924 of acquired intangible assets, $1,602,238 was allocated to In Process Research and Development (“IPR&D”) and was written off at the date of acquisition because the IPR&D had no alternative uses and had not reached technological feasibility